SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2005

SYMANTEC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 517-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01: OTHER EVENTS.

On June 10, 2005, Symantec Corporation, Carmel Acquisition Corp. and VERITAS Software Corporation executed a Waiver and Extension related to the Agreement and Plan of Reorganization, dated as of December 15, 2004, by and among Symantec, Carmel Acquisition and VERITAS. As a result of the waiver, if (i) both Symantec and VERITAS receive stockholder approval for the proposals submitted at their respective special stockholders meetings on or before June 30, 2005, (ii) the closing conditions regarding the representations and warranties of the parties are satisfied by the close of the first business day after the respective stockholder approvals are obtained, and (iii) all other closing conditions to effect the merger have been satisfied or waived on or before July 1, 2005, the companies expect that the merger will close on July 2, 2005. In addition, the parties have agreed not to terminate the merger agreement before July 7, 2005, provided that both parties receive the respective stockholder approval on or before June 30, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMANTEC CORPORATION

Date: June 10, 2005	/s/ Arthur F. Courville

Arthur F. Courville
Senior Vice President, General Counsel and Secretary